Exhibit 99.1

News Release

Investor Contact: John Kristoff John.Kristoff@Adtalem.com 312-651-1437 Media Contact: Ernie Gibble Ernie.Gibble@Adtalem.com 630-353-9920

Adtalem Global Education Announces Fiscal First Quarter 2020 Results

•	Revenue of $254.6 million increased 7.5% compared with the prior year
•
Operating income from continuing operations was $25.7 million compared with a loss of $3.2 million in the prior year; operating income from continuing operations, excluding special items, was $27.5 million compared with $36.2 million in the prior year

•
Net income was $14.4 million compared with a loss of $9.5 million in the prior year; net income from continuing operations, excluding special items, was $18.9 million compared with $26.7 million in the prior year

•
Diluted earnings per share was $0.26 compared with a loss of $0.16 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $0.34 compared with $0.44 in the prior year.  Approximately 0.9 million shares of common stock were repurchased during the first quarter of fiscal 2020 at an average purchase price of $43.81 for a total of $40.3 million

CHICAGO – Oct. 29, 2019 – Adtalem Global Education Inc. (NYSE: ATGE), a leading workforce solutions provider, today reported academic, operating and financial results for its fiscal 2020 first quarter ended Sept. 30, 2019.  The first quarter results reflect the Business and Law segment in discontinued operations as a result of the recently announced agreement to divest Adtalem Educacional do Brasil, which made up the entire segment.

“As part of our transition into a leading workforce solutions provider, we recently announced the divestiture of our Brazil assets. This strategic milestone allows us to further align our portfolio to serve our markets in a more competitive and comprehensive way, while unlocking significant shareholder value,” said Lisa Wardell, chairman and CEO of Adtalem. “During the first quarter, we also capitalized on solid demand in our other vertical markets to deliver high-single digit revenue growth overall. In Medical and Healthcare, we continued to build on institutional and employer partnerships, leveraging these relationships to create superior student outcomes. In Financial Services, we are making progress with the integration of OnCourse Learning, which contributed to the strong double-digit growth in the vertical during the quarter. We remain focused on driving growth across the business, including further investment in our strategic initiatives, which gives us confidence in delivering on our targets for the full year.”

Fiscal 2020 first quarter results contained special items including total pre-tax restructuring charges of $6.5 million, primarily related to the sale of Becker’s courses for healthcare students and real estate consolidations at Adtalem’s home office, in addition to a pre-tax gain on sale of assets of $4.8 million from the sale of Adtalem’s Columbus, Ohio, campus.

Adtalem recorded a loss on discontinued operations of $3.2 million during the first quarter of fiscal year 2020. This relates to costs associated with the DeVry University and Carrington College transfer of ownerships completed in the second quarter of fiscal year 2019 and Adtalem Educacional do Brasil operations.

Segment Highlights

Medical and Healthcare
First quarter segment revenue increased 2.7% to $207.5 million compared with the prior year.

Chamberlain revenue in the first quarter increased 2.5% compared with the prior year. September new student enrollment increased 2.9% while total student enrollment increased 1.4% compared with the prior year, driven by growth in the campus Bachelor of Science in Nursing program, as well as graduate programs including the Master of Social Work program, which launched in September.

Revenue in the first quarter for the medical and veterinary schools increased 2.9% from the prior year. In the September 2019 session, new student enrollment declined 1.9% while total student enrollment declined 4.7% compared with the prior year, primarily reflecting lingering effects of the permanent campus relocation of Ross University School of Medicine to Barbados in the fiscal third quarter of 2019.

Segment operating income in the first quarter was $28.5 million compared with $1.7 million in the prior year. Excluding special items, segment operating income in the first quarter declined 29.6% to $28.6 million compared with $40.7 million in the prior year. The decrease in segment operating income is the result of increased marketing expenses to drive future enrollment growth, cost of expansion and growth in campus and online programs, an increase in our bad debt reserve, and corporate costs that were previously allocated to our Business and Law segment.

Financial Services
First quarter segment revenue increased 32.2% to $47.1 million compared with the prior year. Becker Accounting revenue grew 0.3% and the Association of Anti-Money Laundering Specialists (ACAMS) revenue increased 37.4%. First quarter segment revenue included $7.6 million of revenue from the fourth quarter of fiscal year 2019 acquisition of OnCourse Learning. Segment operating income in the quarter was $2.1 million compared with $4.8 million in the prior year. Excluding special items, segment operating income in the first quarter declined 13.5% to $4.1 million compared with $4.8 million in the prior year. The decrease in segment operating income is the result of increased expenses to support segment growth and a higher level of corporate expense allocation.

Adtalem Outlook

Fiscal Year 2020

•	Revenue is expected to grow 5% to 7% compared with the prior year
•	Effective income tax rate is expected to be in the 19% to 20% range
•	Earnings per share from continuing operations, excluding special items, are expected to grow in the 7 to 9% range compared with the prior year
•	Full-year capital spending is expected to be in the $45 million to $50 million range

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2020 first quarter on Tuesday, Oct. 29, 2019, at 4 p.m. CT (5 p.m. ET). The conference call will be led by Lisa Wardell, chairman of the board, president and chief executive officer, and Mike Randolfi, senior vice president and chief financial officer.

For those participating by telephone, dial 844-582-0106 (United States) or +1 825-312-2256 (outside the United States) and request the “Adtalem Call” or use conference ID: 3664928. Adtalem will also broadcast the conference call live on the web at:

https://event.on24.com/wcc/r/2113644/440710983A97D538212E30BAAE55611D.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a replay of the call until Nov. 29, 2019. To access the replay, dial 800-585-8367 (United States) or +1 416-621-4642 (outside the United States), conference ID: 3664928, or visit the Adtalem website at: http://investors.adtalem.com/CorporateProfile.

About Adtalem Global Education
The purpose of Adtalem Global Education is to empower students to achieve their goals, find success and make inspiring contributions to our global community. Adtalem Global Education Inc. (NYSE: ATGE; member S&P MidCap 400 Index) is a leading workforce solutions provider and the parent organization of Adtalem Educacional do Brasil (IBMEC, Damásio and Wyden institutions), American University of the Caribbean School of Medicine, Association of Certified Anti-Money Laundering Specialists, Becker Professional Education, Chamberlain University, EduPristine, OnCourse Learning, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit adtalem.com and follow us on Twitter (@adtalemglobal) and LinkedIn.

Forward-Looking Statement
Certain statements contained in this release concerning Adtalem Global Education’s expected future performance, including those statements concerning expectations or plans, constitute “forward-looking statements” within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. These forward-looking statements generally can be identified by phrases such as Adtalem Global Education or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “could,” or other words or phrases of similar import which predict or indicate future events or trends or that are not statements of historical matters. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed with the Securities and Exchange Commission (SEC) on August 28, 2019 and our other filings with the SEC. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

	1Q 2020	1Q 2019	% Change
Adtalem Global Education Student Enrollments(1)
New students	6,467	6,324	+2.3%
Total students	37,344	37,182	+0.4%

Chamberlain University
September Session
New students	5,595	5,435	+2.9%
Total students	31,736	31,295	+1.4%

Medical and Veterinary
September Semester(2)
New students	872	889	-1.9%
Total students	5,608	5,887	-4.7%

1)	Includes the most recently reported enrollment sessions at Adtalem’s postsecondary institutions, excluding Brazil
2)	Includes enrollments in its medical and veterinary preparatory programs

# # #

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	June 30,	September 30,
	2019	2019	2018
	(in thousands, except share and par value amounts)
ASSETS:
Current Assets:
Cash and Cash Equivalents	$121,079	$204,202	$334,222
Investments in Marketable Securities	8,763	8,680	8,402
Restricted Cash	710	1,022	877
Accounts Receivable, Net	116,212	83,560	108,213
Prepaid Expenses and Other Current Assets	39,476	29,313	60,031
Current Assets Held for Sale	169,873	177,923	227,641
Total Current Assets	456,113	504,700	739,386
Land, Building and Equipment:
Land	41,441	41,938	41,183
Building	309,893	322,657	288,438
Equipment	235,027	228,533	221,294
Construction in Progress	8,681	13,545	25,799
	595,042	606,673	576,714
Accumulated Depreciation	(314,219)	(323,240)	(306,340)
Land, Building and Equipment Held for Sale, Net	73,763	81,250	81,029
Land, Building and Equipment, Net	354,586	364,683	351,403
Noncurrent Assets:
Operating Lease Assets	195,238	—	—
Deferred Income Taxes	14,977	18,314	31,080
Intangible Assets, Net	295,324	297,989	240,166
Goodwill	686,992	687,256	627,239
Other Assets, Net	91,086	52,113	45,201
Other Assets Held for Sale	366,008	317,641	315,390
Total Noncurrent Assets	1,649,625	1,373,313	1,259,076
TOTAL ASSETS	$2,460,324	$2,242,696	$2,349,865

LIABILITIES:
Current Liabilities:
Accounts Payable	$44,674	$53,385	$48,087
Accrued Salaries, Wages and Benefits	30,071	46,664	32,056
Accrued Liabilities	61,966	76,529	80,591
Deferred Revenue	168,533	95,944	173,856
Current Operating Lease Liabilities	54,057	—	—
Current Portion of Long-Term Debt	3,000	3,000	3,000
Current Liabilities Held for Sale	50,174	36,109	121,496
Total Current Liabilities	412,475	311,631	459,086
Noncurrent Liabilities:
Long-Term Debt	327,600	398,094	289,579
Long-Term Operating Lease Liabilities	192,055	—	—
Deferred Income Taxes	29,094	29,426	29,378
Other Liabilities	92,252	86,326	101,561
Noncurrent Liabilities Held for Sale	76,468	16,146	21,412
Total Noncurrent Liabilities	717,469	529,992	441,930
TOTAL LIABILITIES	1,129,944	841,623	901,016
NONCONTROLLING INTEREST	3,187	9,543	8,814
SHAREHOLDERS’ EQUITY:
Common Stock, $0.01 Par Value, 200,000,000 Shares Authorized; 54,649,000, 55,303,000 and 59,120,000 Shares Outstanding at September 30, 2019, June 30, 2019 and September 30, 2018, respectively	805	801	798
Additional Paid-in Capital	492,151	486,061	469,545
Retained Earnings	2,027,263	2,012,902	1,908,465
Accumulated Other Comprehensive Loss	(176,739)	(137,290)	(163,168)
Treasury Stock, at Cost, 25,862,000, 24,830,000 and 20,727,000 Shares at September 30, 2019, June 30, 2019 and September 30, 2018, respectively	(1,016,287)	(970,944)	(775,605)
TOTAL SHAREHOLDERS’ EQUITY	1,327,193	1,391,530	1,440,035
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY	$2,460,324	$2,242,696	$2,349,865

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(unaudited)

	Three Months Ended
	September 30,
	2019	2018
	(in thousands, except per share amounts)
REVENUE	$254,613	$236,939
OPERATING COST AND EXPENSE:
Cost of Educational Services	128,034	111,534
Student Services and Administrative Expense	99,087	89,164
Restructuring Expense	6,530	39,473
Gain on Sale of Assets	(4,779)	—
Total Operating Cost and Expense	228,872	240,171
Operating Income (Loss) from Continuing Operations	25,741	(3,232)
OTHER INCOME (EXPENSE):
Interest and Dividend Income	678	969
Interest Expense	(5,328)	(4,918)
Investment Gain	23	—
Net Other Expense	(4,627)	(3,949)
Income (Loss) from Continuing Operations Before Income Taxes	21,114	(7,181)
Income Tax (Provision) Benefit	(3,706)	2,330
Income (Loss) from Continuing Operations	17,408	(4,851)
DISCONTINUED OPERATIONS:
Loss from Discontinued Operations Before Income Taxes	(2,883)	(5,719)
Income Tax (Provision) Benefit	(273)	985
Loss from Discontinued Operations	(3,156)	(4,734)
NET INCOME (LOSS)	14,252	(9,585)
Net Loss Attributable to Noncontrolling Interest from Continuing Operations	109	64
Net Income Attributable to Noncontrolling Interest from Discontinued Operations	—	(9)
NET INCOME (LOSS) ATTRIBUTABLE TO ADTALEM GLOBAL EDUCATION	$14,361	$(9,530)

AMOUNTS ATTRIBUTABLE TO ADTALEM GLOBAL EDUCATION:
Income (Loss) from Continuing Operations	$17,517	$(4,787)
Loss from Discontinued Operations	(3,156)	(4,743)
NET INCOME (LOSS) ATTRIBUTABLE TO ADTALEM GLOBAL EDUCATION	$14,361	$(9,530)

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO ADTALEM GLOBAL EDUCATION SHAREHOLDERS:
Basic:
Continuing Operations	$0.32	$(0.08)
Discontinued Operations	$(0.06)	$(0.08)
Total	$0.26	$(0.16)
Diluted:
Continuing Operations	$0.31	$(0.08)
Discontinued Operations	$(0.06)	$(0.08)
Total	$0.26	$(0.16)

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	September 30,
	2019	2018
	(in thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income (Loss)	$14,252	$(9,585)
Loss from Discontinued Operations	3,156	4,734
Adjustments to Reconcile Net Income (Income) to Net Cash Provided by Operating Activities:
Stock-Based Compensation Expense	5,223	4,137
Amortization and Adjustments to Operating Lease Assets	12,804	—
Depreciation	8,393	7,727
Amortization of Intangible Assets	2,534	1,605
Amortization of Deferred Debt Issuance Costs	392	392
Provision for Bad Debts	5,554	1,203
Deferred Income Taxes	2,991	7,915
Loss on Disposals, Accelerated Depreciation and Adjustments to Land, Building and Equipment	1,053	37,984
Realized Loss on Investments	11	—
Unrealized Loss on Investments	(33)	—
Gain on Sale of Assets	(4,779)	—
Changes in Assets and Liabilities:
Accounts Receivable	(38,206)	(39,199)
Prepaid Expenses and Other Current Assets	(13,646)	(11,308)
Accounts Payable	(7,566)	1,397
Accrued Salaries, Wages, Benefits and Liabilities	(19,010)	(14,257)
Deferred Revenue	72,589	74,909
Operating Lease Liabilities	(13,681)	—
Other Assets and Liabilities	1,270	(14,137)
Net Cash Provided by Operating Activities-Continuing Operations	33,301	53,517
Net Cash Provided by Operating Activities-Discontinued Operations	14,167	24,497
NET CASH PROVIDED BY OPERATING ACTIVITIES	47,468	78,014
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(10,436)	(13,321)
Sales of Marketable Securities	290	—
Purchases of Marketable Securities	(292)	(4,152)
Proceeds from Sale of Assets	6,421	—
Net Cash Used in Investing Activities-Continuing Operations	(4,017)	(17,473)
Net Cash Used in Investing Activities-Discontinued Operations	(1,728)	(2,946)
NET CASH USED IN INVESTING ACTIVITIES	(5,745)	(20,419)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	828	10,492
Employee Taxes Paid on Withholding Shares	(5,045)	(5,188)
Proceeds from Stock Issued Under Colleague Stock Purchase Plan	—	159
Repurchase of Common Stock for Treasury	(40,255)	(59,175)
Borrowings Under Credit Facility	30,000	—
Repayments Under Credit Facility	(100,750)	(750)
Proceeds from Down Payment on Seller Loan	5,200	—
Payment for Purchase of Noncontrolling Interest of Subsidiary	(6,247)	—
Net Cash Used in Financing Activities-Continuing Operations	(116,269)	(54,462)
Net Cash Used in Financing Activities-Discontinued Operations	(480)	(470)
NET CASH USED IN FINANCING ACTIVITIES	(116,749)	(54,932)
Effects of Exchange Rate Differences	(6,750)	(1,579)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(81,776)	1,084
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	300,467	444,405
Cash, Cash Equivalents and Restricted Cash at End of Period	218,691	445,489
Less: Cash, Cash Equivalents and Restricted Cash of Discontinued Operations at End of Period	96,902	110,390
Cash, Cash Equivalents and Restricted Cash at End of Period	$121,789	$335,099

ADTALEM GLOBAL EDUCATION INC.
SEGMENT INFORMATION
(unaudited)

	Three Months Ended
	September 30,
	2019	2018	Increase (Decrease)
	(in thousands)
REVENUE:
Medical and Healthcare	$207,487	$202,100	2.7%
Financial Services	47,126	35,646	32.2%
Home Office and Other	—	(807)	NM
Total Consolidated Revenue	254,613	236,939	7.5%
OPERATING INCOME (LOSS):
Medical and Healthcare	28,500	1,656	1,621.0%
Financial Services	2,128	4,750	(55.2)%
Home Office and Other	(4,887)	(9,638)	49.3%
Total Consolidated Operating Income (Loss)	$25,741	$(3,232)	NM

NON-GAAP INFORMATION

In accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the operating results of DeVry University, Carrington College ("Carrington") and Adtalem Brazil are reclassified as discontinued operations for the first quarter of fiscal year 2020 and 2019. During the first quarter of fiscal year 2020, Adtalem recorded special items related to the following: (i) restructuring charges primarily related to the sale of Becker’s courses for healthcare students, which is part of the Financial Services segment, and real estate consolidations at Adtalem’s home office (not related to any segment); and (ii) gain on sale of assets related to the sale of Adtalem’s home office Columbus, Ohio, campus facility. During the first quarter of fiscal year 2019, Adtalem recorded special items related to restructuring charges, including asset write-offs, primarily related to the closing of the Ross University School of Medicine (“RUSM”), which is part of the Medical and Healthcare segment, campus in Dominica and Adtalem’s home office real estate consolidations. The following tables illustrate the effects of the discontinued operations and special items on Adtalem’s operating income from continuing operations excluding special items and net income from continuing operations excluding special items. Management believes that the non-GAAP disclosure of operating income from continuing operations, net income from continuing operations and earnings per share excluding the discontinued operations and special items provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of discontinued operations, restructuring charges and gain on sale of assets. Adtalem uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, Adtalem’s reported results prepared in accordance with GAAP. The following tables reconcile these non-GAAP measures to the most directly comparable GAAP information.

ADTALEM GLOBAL EDUCATION INC.
NON-GAAP OPERATING INCOME FROM CONTINUING OPERATIONS BY SEGMENT
(unaudited)

	Three Months Ended
	September 30,
	2019	2018	Increase (Decrease)
	(in thousands)
Medical and Healthcare Operating Income	$28,500	$1,656	1,621.0%
Restructuring Expense	127	39,015	(99.7)%
Medical and Healthcare Operating Income Excluding Special Items	$28,627	$40,671	(29.6)%

Financial Services Operating Income	$2,128	$4,750	(55.2)%
Restructuring Expense	1,979	—	NM
Financial Services Operating Income Excluding Special Items	$4,107	$4,750	(13.5)%

Home Office and Other Operating Loss	$(4,887)	$(9,638)	49.3%
Restructuring Expense	4,424	458	865.9%
Gain on Sale of Assets	(4,779)	—	NM
Home Office and Other Operating Loss Excluding Special Items	$(5,242)	$(9,180)	42.9%

Adtalem Global Education Operating Income (Loss)	$25,741	$(3,232)	NM
Restructuring Expense	6,530	39,473	(83.5)%
Gain on Sale of Assets	(4,779)	—	NM
Adtalem Global Education Operating Income Excluding Special Items	$27,492	$36,241	(24.1)%

ADTALEM GLOBAL EDUCATION INC.
NON-GAAP EARNINGS DISCLOSURE
(unaudited)

	Three Months Ended
	September 30,
	2019	2018
	(in thousands, except per share amounts)
Net Income (Loss)	$14,361	$(9,530)
Earnings (Loss) per Share (diluted-2019, basic-2018)	$0.26	$(0.16)
Continuing Operations:
Restructuring Expense	$6,530	$39,473
Effect on Earnings per Share (diluted)	$0.12	$0.64
Gain on Sale of Assets	$(4,779)	$—
Effect on Earnings per Share (diluted)	$(0.09)	$—
Income Tax Impact on Non-GAAP Adjustments	$(343)	$(7,952)
Effect on Earnings per Share (diluted)	$(0.01)	$(0.13)
Discontinued Operations, net of tax	$3,156	$4,743
Effect on Earnings per Share (diluted)	$0.06	$0.08
Net Income from Continuing Operations Excluding Special Items, net of tax	$18,925	$26,734
Earnings per Share from Continuing Operations Excluding Special Items, net of tax (diluted)	$0.34	$0.44
Shares used in Basic EPS Calculation	N/A	60,328
Shares used in Diluted EPS Calculation	56,140	61,202